Exhibit 99.1

Investors:

Ron Parham

Columbia Sportswear Investor Relations and Corporate Communications

(503) 985.4584

rparham@columbia.com

Media:

Scott Trepanier

Columbia Sportswear Public Relations

(503) 985-4183

strepanier@columbia.com

Cindy Cheung

Senior Manager, Group Public Affairs

Swire Pacific Ltd.

852-2840 8091 (Office)

852-9038 8495 (Mobile)

cindycheung@JSSHK.com

Columbia Sportswear Company and Swire Resources to

Form Joint Venture in China

JV Designed to Expand Columbia’s Market-Leading Position in China

Portland, Ore. – August 7, 2012 – Columbia Sportswear Company (Nasdaq:COLM), a leading innovator in active outdoor apparel, footwear, accessories and equipment, announced today that it has entered into an agreement to form a joint venture with Swire Resources Ltd. designed to expand the market-leading position of the company’s Columbia brand and to further establish and grow the Mountain Hardwear brand in China.

Swire Resources Ltd., a subsidiary of Swire Pacific Limited (HKEX: 00019 / 00087), has operated as Columbia Sportswear’s exclusive independent distributor of Columbia and Mountain Hardwear branded products in China since 2004, and in Hong Kong and Macau since 2002. In China, Swire sells to a network of wholesale dealers that, at June 30, 2012, operated approximately 530 Columbia Sportswear retail locations and 45 Mountain Hardwear retail locations in 135 cities. In addition, Swire directly operates more than 70 Columbia branded retail locations in 7 cities.

Swire Resources’ 2011 Columbia sales in China totaled approximately $123 million, generating low double-digit EBITDA. Sales are on pace to achieve double digit growth in 2012 and future plans include continued expansion of dealer-operated and owned retail locations in additional cities.

The new joint venture is expected to begin operations January 1, 2014 with headquarters in Shanghai. Columbia will own 60 percent of the JV; Swire will own 40 percent, with profits and losses shared in similar proportions. The joint venture carries an initial term of 20 years and includes a provision for the purchase or sale of the minority interest any time after the fifth year.

Tim Boyle, Columbia’s president and chief executive officer, said, “We are very excited about extending our relationship with Swire Resources to pursue the significant long-term growth opportunities in China. During the past eight years as our exclusive independent distributor, Swire has established Columbia Sportswear as an authentic outdoor brand in China, achieving a leading market position based on strong emotional connections with consumers and superb operational capabilities. Swire’s expertise and deep understanding of Chinese consumers are vital to driving continued growth of our brands in this important market.”

JB Rae-Smith, Executive Director, Trading and Industrial Division of Swire Pacific Ltd, said, “China’s rapidly growing outdoor market is benefiting from an expanding economy, increasing consumer discretionary incomes, and greater interest in outdoor leisure activities. This new joint venture with Columbia Sportswear provides critical resources to capitalize on these long-term trends.”

Swire Resources will continue to serve as the exclusive independent distributor of Columbia Sportswear in Hong Kong and Macau.

The joint venture transaction is subject to various conditions, including regulatory approval in China, and is expected to be completed on or about the January 1, 2014 commencement date.

About Columbia Sportswear Company

Columbia Sportswear Company is a leading innovator in the global outdoor apparel, footwear, accessories and equipment markets. Founded in 1938 in Portland, Oregon, Columbia products are sold in approximately 100 countries and have earned an international reputation for innovation, quality and performance. Columbia products feature innovative technologies and designs that protect outdoor enthusiasts from the elements, increase comfort, and make outdoor activities more enjoyable. In addition to the Columbia® brand, Columbia Sportswear Company also owns outdoor brands Mountain Hardwear®, Sorel®, and Montrail®. To learn more, please visit the company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.montrail.com.

About Swire Resources Ltd.

Swire Resources Limited is a subsidiary of Swire Pacific Limited, one of Hong Kong’s leading listed companies with diversified interests in five operating divisions: Property, Aviation, Beverages, Marine Services and Trading & Industrial. Swire Resources acts as the holding company for extensive retail and wholesale interests in sports and lifestyle footwear and apparel. The company operates over 260 retail locations in Hong Kong and Mainland China, primarily consisting of single brand concept stores and three multi-brand sports and casual retail chains: Marathon Sports, GigaSports, and Catalog stores. Marathon Sports, being first opened in the early 1980s, is Hong Kong's largest sportswear retail chain. Swire Pacific’s operations are predominantly based in the Greater China region, where the name Swire has been established for over 140 years. Its attributable profit in 2011 was US$4.13 billion and employs over 73,000 staff worldwide. For more information, visit www.swirepacific.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of federal securities laws, including statements regarding the anticipated commencement date of the company’s new joint venture in China, the company’s ability to obtain necessary regulatory approval of the joint venture, the expected rate of Swire Resources’ 2012 sales growth in China, plans to expand the joint venture’s owned-retail and dealer-based distribution in China, growth of the market for the company’s brands in China, and increasing consumer interest in outdoor activities in China. Actual results could differ materially from those projected in these and other forward-looking statements. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 under the heading “Risk Factors,” and other risks and uncertainties that have been or may be described from time to time in other reports filed by the company, including reports on Form 8-K, Form 10-Q and Form 10-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the company to differ materially from those expressed or implied by forward-looking statements in this document include: inability to commence operation of the joint venture in a timely manner; inability to obtain the necessary regulatory approvals to commence the joint venture; operational disruptions resulting from the transition to new management, support systems, and/or personnel; absence of access to a qualified network of dealers to market the company’s brands; a decline in consumer demand for the company’s products; increased competitive responses to the company’s efforts to expand its brand power in the China market, international risks, including changes in import limitations and tariffs or other duties, political instability in China specifically or southeast Asia generally, exchange rate fluctuations, and trade disruptions; our ability to attract and retain key employees; the financial health of our customers and their continued ability to access credit markets to fund their ongoing operations; higher than expected rates of order cancellations; increased consolidation of our retail customers; our ability to effectively source and deliver our products to customers in a timely manner, the failure of which could lead to increased costs and/or order cancellations; unforeseen increases and volatility in input costs, such as cotton and/or oil; our reliance on product acceptance by consumers; our reliance on product innovations, which may involve greater regulatory and manufacturing complexity and could pose greater risks of quality issues or supply disruptions; the effects of unseasonable weather (including, for example, warm weather in the winter and cold weather in the spring), which affects consumer demand for the company’s products; our dependence on independent manufacturers and suppliers; our ability to source finished products and components at competitive prices from independent manufacturers in foreign countries that may experience unexpected periods of inflation, labor and materials shortages or other manufacturing disruptions; the effectiveness of our sales and marketing efforts; intense competition in the industry; business disruptions and acts of terrorism or military activities around the globe; and our ability to establish and protect our intellectual property. The company cautions that forward-looking statements are inherently less reliable than historical information. The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

# # #